Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Valeant Pharmaceuticals International’s Registration Statement No. 133-112904 on Form S-3 and Registration Statements No. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877, 333-109879, 333-142651, and 333-156931 on Form S-8 of our report dated August 15, 2008 relating to the consolidated financial statements of Dow Pharmaceutical Sciences, Inc. and subsidiaries as of and for the year ended December 31, 2007, appearing in this Current Report on Form 8-K/A.
San Francisco, California
February 27, 2009